                                                                   EXHIBIT 10.32


                              UOL PUBLISHING, INC.
                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT


      This Series D Preferred Stock Purchase Agreement (the "Agreement") is entered into as of the 29th day of June 1998, by and among UOL Publishing, Inc., a Delaware corporation (the "Company"), and the parties listed on Exhibit A hereto (the "Purchasers").

      WHEREAS, the Company desires to enter into this Agreement with the Purchasers to sell and issue shares of its Series D Preferred Stock (as defined below) to the Purchasers; and

      WHEREAS, the Purchasers desire to enter into this Agreement to acquire shares of Series D Preferred Stock of the Company on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

      1.    AUTHORIZATION AND SALE.

            1.1 AUTHORIZATION. The Company has authorized the issuance and sale of up to an aggregate of 1,200,000 shares of its Series D Convertible Preferred Stock, $0.01 par value per share (the "Series D Preferred Stock"), having substantially the rights, preferences, privileges and restrictions set forth in the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock in substantially the form attached hereto as Exhibit B (the "Certificate of Designations").

            1.2 SALE. Subject to the terms and conditions hereof, each Purchaser agrees to purchase from the Company and the Company agrees to sell and issue to each such Purchaser that number of shares of Series D Preferred Stock as set forth on Exhibit A hereto (the "Shares") at a purchase price equal to $5.50, which is the average closing price for the five trading days ending June 25, 1998, for each Share.

      2.    CLOSINGS; DELIVERY.

            2.1 CLOSINGS. The initial closing of the purchase and sale of the Shares under this Agreement shall take place at 2:00 p.m. (Eastern time) on June 29, 1998 at the offices of Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina, or at such other time and place as the Company and the Purchaser may agree. Additional Purchasers may enter into this Agreement with the Company's consent and additional Shares sold (up to a maximum of 1,200,000 Shares) at additional closings (each closing hereunder, a "Closing").

            2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the relevant Purchaser(s) certificates representing the Shares to be purchased by such Purchaser(s) from the Company at such Closing, dated the date of such

Closing, against payment of the purchase price therefor payable as of the date of such Closing by check, wire transfer, cancellation of indebtedness or any combination thereof.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser as follows.

            3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in Virginia and in each other jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where a failure to do so would not have a material adverse effect on the Company.

            3.2 CAPITALIZATION. The authorized capital of the Company, immediately prior to the Closing, will consist of: 1,200,000 shares of Series D Convertible Preferred Stock, $0.01 par value per share; no shares of which are issued and outstanding; 1,000,000 shares of Series C Convertible Preferred Stock, $0.01 par value per share, 626,293 of which are issued and outstanding; 7,800,000 shares of undesignated Preferred Stock, $0.01 par value per share, none of which are issued or outstanding; and 36,000,000 shares of Common Stock, $0.01 par value per share, 3,825,587 of which were issued and outstanding as of June 25, 1998.

      All of the outstanding shares of Common Stock and Preferred Stock that have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has duly and validly reserved (i) the Shares for issuance as contemplated hereby, (ii) a sufficient number of shares of Common Stock for issuance upon conversion of the Shares, (iii) up to 759,143 shares of Common Stock upon conversion of the Series C Preferred Stock, subject to adjustment pursuant to the terms of the Certificate of Designations therefor, and (iv) 2,911,328 shares of Common Stock for issuance upon exercise of warrants issued to certain stockholders of the Company and options granted to officers, directors, employees and consultants of the Company under the Company's stock option plan. Except for the conversion rights associated with the Series D Preferred Stock and Series C Preferred Stock and the rights created under this Agreement, the Series C Preferred Stock Purchase Agreement dated as of March 31, 1998 and the Registration Rights Agreement in substantially the form attached hereto as Exhibit D (the "Rights Agreement"), and except as disclosed in the SEC Filings (as defined below), there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any shares of its capital stock.

            3.3 AUTHORIZATION. All corporate action on the part of the Company and its directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Rights Agreement, the performance of all the Company's obligations hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares and the Common Stock issuable upon conversion thereof (the "Underlying Common Stock"), has been taken. Each of this Agreement and the Rights Agreement, when executed and delivered by the Company and the respective other parties thereto, shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules and laws governing specific performance, injunctive relief and other equitable remedies.

            3.4   VALIDITY OF THE SHARES. The Shares and the Underlying
Common Stock, when issued pursuant to the terms of the Certificate of Designations, will be validly issued, and fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares and the Underlying Common Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

            3.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any provisions of its Certificate of Incorporation or its Bylaws as amended, or of any provisions of any material agreement or any judgment, decree or order by which it is bound or any statute, rule or regulation applicable to the Company. Subject to the compliance with such filings as may be required to be made with the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc. (the "NASD") and certain state securities commissions, the execution, delivery and performance of this Agreement and the Rights Agreement and the issuance and sale of the Shares pursuant hereto, and the issuance of the Underlying Common Stock pursuant to the Certificate of Designations, will not result in any such violation or be in conflict with or constitute a default under any such provisions or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

            3.6 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorization of, or registrations, qualifications, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the valid execution and delivery of this Agreement and the Rights Agreement, the offer, sale or issuance of the Shares and the Underlying Common Stock, or the consummation of any other transaction contemplated hereby, have been obtained, except for notices required to be filed with the SEC, the NASD and certain state securities commissions thereafter, which notices will be filed on a timely basis.

            3.7 ACCURACY OF REPORTS. All reports and documents (the "SEC Filings") required to be filed by the Company prior to the date of this Agreement under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, have been duly filed, were in substantial compliance with the requirements of their respective forms, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            3.8 FINDERS' FEES. The Company (a) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (b) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives are responsible.

            3.9 DISCLOSURE. No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company as follows:

            4.1 POWER AND AUTHORITY. It has the requisite power and authority to enter into this Agreement and the Rights Agreement, to purchase the Shares and to carry out and perform its obligations under the respective terms of this Agreement and the Rights Agreement.

            4.2 DUE EXECUTION. Each of this Agreement and the Rights Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company, will be a valid and binding agreement of it, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules and laws governing specific performance, injunctive relief and other equitable remedies.

            4.3   INVESTMENT REPRESENTATIONS.

                  (a) This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by its acceptance hereof such Purchaser hereby confirms, that the Shares to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, such Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to any of the Shares or Underlying Common Stock.

                  (b) Such Purchaser understands that the Shares and the Underlying Common Stock have not been registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act, and that the Company's reliance on such exemption is predicated in part upon the Purchaser's representations and warranties set forth herein. Such Purchaser realizes that the basis for such exemption may not be present in the event that, notwithstanding such representations and warranties, such Purchaser has in mind merely acquiring the Shares for a fixed or determined period in the future, or for a market rise, or for sale if the market does not rise. Such Purchaser does not have any such intention.

                  (c) Such Purchaser represents that it is experienced in evaluating companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. Such Purchaser further represents that it has had the opportunity to consult with its own legal counsel with respect hereto, and has had access, during the course of the transactions and prior to its purchase of the Shares, to all such information as it deemed necessary or appropriate (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) and that it has had, during the course of the transactions and prior to its purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                  (d) Such Purchaser understands that the Shares and the Underlying Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or the Underlying Common Stock or an available exemption from registration under the Securities Act, the Shares and the Underlying Common Stock must be held indefinitely. In particular, such Purchaser is aware that the Shares and the Underlying Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Such Purchaser represents that, in the absence of an effective registration statement covering the Shares or the Underlying Common Stock it will sell, transfer or otherwise dispose of the Shares or the Underlying Common Stock only in a manner consistent with its representations set forth herein.

                  (e) Such Purchaser agrees that in no event will it make a transfer or disposition of any of the Shares or the Underlying Common Stock, other than in compliance with all applicable laws.

                  (f) Such Purchaser understands that each certificate representing the Shares or the Underlying Common Stock will be endorsed with restrictive legends as required by applicable state securities laws and substantially as follows:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE

             REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

            4.4 GOVERNMENT CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any state, federal or foreign governmental authority on the part of such Purchaser because of any special characteristic of such Purchaser is required in connection with the valid execution and delivery of this Agreement by such Purchaser or the consummation by such Purchaser of the transactions contemplated hereby; provided, however, that such Purchaser makes no representations as to compliance with applicable state securities laws.

            4.5 FINDERS' FEES. Such Purchaser (a) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (b) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives are responsible.

      5.    COVENANTS OF THE COMPANY.  The Company covenants and agrees that:

            5.1 EXPENSE REDUCTION. The Company shall implement the employee reductions outlined in Schedule I delivered herewith within the timeframe as described on such schedule and shall implement such other cost-cutting measures as shall be reasonably necessary to meet the total operating expenses for the year 1998 as reflected on the Company's 1998 Expense Forecast included in such schedule.

      6. CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT A CLOSING. The obligations of a Purchaser to purchase the Shares at a Closing are subject to the fulfillment on or before such Closing of each of the following conditions:

            6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true in all material respects on and as of such Closing with the same force and effect as if they had been made at such Closing.

            6.2 PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before such Closing.

            6.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to and in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing.

            6.4 LEGAL INVESTMENT. At the time of such Closing, the purchase of the Shares by the Purchaser hereunder shall be legally permitted by all laws and regulations to which it or the Company are subject.

            6.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at such Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

            6.6 RIGHTS AGREEMENT. The Company shall have executed and delivered the Rights Agreement.

      7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT A CLOSING. The obligations of the Company to issue and sell Shares at a Closing are subject to the fulfillment on or before such Closing of each of the following conditions:

            7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Section 4 shall be true in all material respects on and as of such Closing with the same force and effect as if they had been made at such Closing.

            7.2 PERFORMANCE. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before such Closing.

            7.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to and in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing.

            7.4 LEGAL INVESTMENT. At the time of such Closing, the purchase of the Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which they or the Company are subject.

      8.    MISCELLANEOUS.

            8.1 ENTIRE AGREEMENT; EFFECTIVENESS. This Agreement and the documents referred to herein constitute the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            8.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

            8.3 COUNTERPARTS; FACSIMILES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall

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

constitute one and the same instrument. Delivery by facsimile transmission of a signature page hereto shall constitute execution hereof.

            8.4 HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            8.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or sent by confirmed telecopy, addressed (a) if the Company, at:

            UOL Publishing, Inc.
            8251 Greensboro Drive, Suite 500
            McLean, Virginia  22102
            Attention:  President

            With a copy to:
            Donald R. Reynolds, Esq.
            Wyrick Robbins Yates & Ponton LLP
            4101 Lake Boone Trail, Suite 300
            Raleigh, North Carolina  27607-7506

or at such other address as the Company shall have furnished to a Purchaser in writing, and (b) if to a Purchaser, at its address on the books and records of the Company.

            8.6 ATTORNEYS' FEES. Should any litigation or arbitration be commenced between the parties hereto concerning this Agreement, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and costs in such litigation or arbitration, which fees and costs shall be determined by the court or arbitrator, as the case may be.

            8.7 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and any Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the Company hereunder as of the date of such certificate or instrument.

            8.8 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            8.9 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or a Purchaser or any subsequent holder of any Shares upon any breach, default or noncompliance of a Purchaser, any subsequent holder of any Shares or the Company under this Agreement or the Certificate of Designations shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or a Purchaser of any breach, default or noncompliance under this Agreement or under the Certificate of Designations or any waiver on the Company's or a Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement or the Certificate of Designations, by law, or otherwise afforded to the Company and the Purchasers, shall be cumulative and not alternative.

            8.10 INFORMATION CONFIDENTIAL. Each Purchaser acknowledges that this Agreement and all attachments hereto are confidential and for such Purchaser's use only, and it will refrain from using such information and any Company confidential information obtained by it pursuant to this Agreement (collectively, "Confidential Information") or reproducing, disclosing or disseminating Confidential Information to any other person (other than its employees, affiliates, agents or partners having a need to know the contents of such information and its attorneys), except in connection with the enforcement of rights under this Agreement, unless the Company has made such information available to the public generally or it is required by a governmental body to disclose such information.

            8.11 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Purchaser to be bound, or Purchasers holding a majority of the Shares, on an as-converted to or exercised for Common Stock basis, and the Underlying Common Stock. Any amendment or waiver effected in accordance with this Section shall be binding upon the Purchasers and each transferee of the Shares and Underlying Common Stock.

            8.12 EXPENSES. The Company agrees to reimburse the Purchasers for all reasonable costs and out-of-pocket expenses, including "due diligence" investigation and reasonable attorneys' fees and expenses, incurred in connection with the preparation, execution and delivery of this Agreement and other related documentation.







                          NEXT PAGE IS SIGNATURE PAGE.

      IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.

COMPANY:                      UOL PUBLISHING, INC.


                              --------------------------------
                              Narasimham P. Kannan, Chairman
                              and CEO



PURCHASER:                    --------------------------------


                              By:
                                  -----------------------------------
                              Name:
                                    ---------------------------------
                              Title:
                                     --------------------------------

                                    EXHIBIT A
                             SCHEDULE OF PURCHASERS

                               SERIES D PURCHASERS


                                   NUMBER OF PREFERRED
PURCHASERS                            SHARES ISSUED         AMOUNT INVESTED

The Aachen Syndicate                   45,454               $249,997
Dr. Arno Morenz, General Partner
Salvatorberg
D-52070 Aachen, Germany

Farzin Arsanjani                       56,834                312,587
HTR, Inc.
6110 Executive Blvd.
Rockville, MD  20852

Daniel J. Callahan, IV                  9,255                 50,902.50
3506 Hawick Court
Kensington, MD  20895

Barry K. Fingerhut                     45,454                250,000
c/o GEO Capital Corp.
767 Fifth Avenue, 45th Floor
New York, New York  10153

Hermes Investment Group, Inc.         363,636              2,000,000
c/o Dr. John Sperling
The Apollo Group
4615 East Elwood
Phoenix, Arizona  85040

Kamyar Kaviani                         68,358                375,969
HTR, Inc.
6110 Executive Blvd.
Rockville, MD  20852

Irwin Lieber                           18,181                 99,996
c/o GEO Capital Corp.
767 Fifth Avenue, 45th Floor
New York, New York  10153

South Ferry                            90,909                500,000
One State Street Plaza
29th Floor
New York, NY  10004


                                   NUMBER OF PREFERRED
PURCHASERS                            SHARES ISSUED         AMOUNT INVESTED

Wheatley Foreign Partners, L.P.        28,474                156,607
c/o Wheatley Partners, LLC
80 Cutter Mill Road, Suite 311
Great Neck, New York  11021

Wheatley Partners, L.P.               335,162              1,843,391
80 Cutter Mill Road, Suite 311
Great Neck, New York 11021

Woodland Partners                      18,181                 99,996
c/o Barry Rubenstein
68 Wheatley Road
Brookville, New York  11545

WRYP 98                                 2,727                 15,000
c/o Donald R. Reynolds, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail
Suite 300
Raleigh, NC  27607


TOTALS                              1,082,625            $ 5,954,445.50

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